Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces third quarter 2014 earnings

DALLAS, Nov. 4, 2014 — Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions through direct relationships with local businesses, today announced financial results for the third quarter and nine months ended Sept. 30, 2014.

Key highlights year to date 2014:

•                  Grew digital ad sales by 10.9%

•                  Generated net cash provided by operating activities of $305M

•                  Retired $314M of bank debt

“The Company’s progress with digital ad sales and continued focus on expense management enabled positive results in the third quarter,” said Joe Walsh, newly appointed president and CEO of Dex Media. “We are encouraged by client interest in our bundle solutions as well as the early results of our enhanced sales recruiting and training efforts. These outcomes further reinforce our commitment to helping local businesses grow.”

Third Quarter and Nine Months Ended Sept. 30, 2014

$ in millions
GAAP Reporting	3Q’ 14	YTD ‘14
Operating Revenue	$452	$1,382
Operating Income	$25	$37
Net (Loss)	$(59)	$(226)

Non-GAAP Reporting	3Q’ 14	YTD ‘14
Pro forma Operating Revenue(1)	$452	$1,412
Adjusted Pro forma EBITDA(1)	$167	$535
Adjusted Pro forma EBITDA margin(1)	36.9%	37.9%

Advertising Sales(2)
Print	(22.2)%	(21.0)%
Digital	10.3%	10.9%
Total	(12.5)%	(12.7)%

(1)                                 These represent non-GAAP measures. Pro forma Operating Revenue includes Dex One Corporation (Dex One) and SuperMedia Inc. (SuperMedia), the predecessor companies, operating revenue as if the merger had occurred prior to 2012 and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA represents earnings before interest; taxes; depreciation and amortization; and other nonrecurring items, including adjustments for reorganization items, merger transaction costs, merger integration costs, severance costs, asset write downs, and employee benefit plan amendments. Adjusted Pro forma EBITDA includes Dex One and SuperMedia EBITDA as if the merger had occurred prior to 2012; and excludes the impact of acquisition accounting, as required by U.S. GAAP. Adjusted Pro forma EBITDA margin is calculated by dividing Adjusted Pro forma EBITDA by Pro forma Operating Revenue.

(2)                                 Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold.  It is important to distinguish advertising sales from revenue, which under U.S. GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both former Dex One and former SuperMedia, for the three months and nine months ended Sept.30, 2014 and 2013.

Cash provided by operations for the nine months ended Sept. 30, 2014 was $305 million less $15 million in capital expenditures which resulted in free cash flow, a non-GAAP measure, of $290 million.  The Company had a cash balance of $145 million as of Sept. 30, 2014.

Acquisition Accounting Statement

On April 30, 2013, the merger of Dex One and SuperMedia was consummated, with 100% of the equity of SuperMedia being exchanged for equity in Dex Media.  We accounted for the business combination using the acquisition method of accounting, with Dex One identified as the acquiring entity for accounting purposes.  As a result of the acquisition of SuperMedia, our GAAP results for the nine months ended Sept. 30, 2013 exclude the operating results of SuperMedia prior to April 2013. Prior to the merger with Dex One, SuperMedia had deferred revenue and deferred directory costs on its consolidated balance sheet.  These amounts represented future revenue and cost that would have been amortized by SuperMedia from May 2013 through April 2014 that was not recognized by Dex Media.  As a result of acquisition accounting, the fair value of deferred revenue and deferred directory costs was determined to have no future value, thus were not recognized in the operating results of Dex Media. The exclusion of these items from our operating results did not have any impact on the cash flows of Dex Media.  See the attached schedules and our quarterly filing on Form 10-Q for additional information on the merger and the financial impacts on our results.

Earnings Call and Webcast Information

Dex Media will host an investor call at 10 a.m. EST today. Individuals within the United States can access today’s call by dialing 888-603-6873. International participants should dial 973-582-2706. The pass code for the call is: 18495589. In order to ensure a prompt start time, please dial into the call by 9:50 a.m. EST.  A replay of the teleconference will be available at 800-585-8367.  International callers can access the replay by calling 404-537-3406. The replay pass code is: 18495589. The replay will be available through Nov. 28, 2014. In addition, a live webcast will be available on Dex Media’s website in the Investor Relations section at www.dexmedia.com.

Basis of Presentation and Non-GAAP Financial Measures

The financial information accompanying this release provides a reconciliation of GAAP to non-GAAP and adjusted pro forma non-GAAP results.  Dex Media believes that the use of non-GAAP financial measures provides useful information to investors to gain an overall understanding of its current financial performance. Specifically, Dex Media believes the non-GAAP results provide useful information to management and investors by excluding certain nonrecurring items that Dex Media believes are not indicative of its core operating results. In addition, non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Dex Media’s performance, and Dex Media believes that non-GAAP results provide investors with financial measures that most closely align to its internal financial measurement processes.

About Dex Media

Dex Media (NASDAQ: DXM) is a full-service media company offering integrated marketing solutions that deliver measurable results. As the marketing department for more than 500,000 small and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the risks related to the following: our inability to provide assurance for the long-term continued viability of our business; failure to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; changes in our credit rating; changes in our operating performance; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One and SuperMedia may not be realized or may take longer to realize than expected; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the periodic and other reports we file with the Securities and Exchange Commission, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended Dec. 31, 2013. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

Dex Media, Inc.	Schedule A
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13	% Change

Operating Revenue	$1,382	$1,015	36.2

Operating Expenses
Selling	333	273	22.0
Cost of service (exclusive of depreciation and amortization)	440	338	30.2
General and administrative	89	154	(42.2)
Depreciation and amortization	483	524	(7.8)
Total Operating Expenses	1,345	1,289	4.3

Operating Income (Loss)	37	(274)	NM
Interest expense, net	269	221	21.7
(Loss) Before Reorganization Items, Gains on Early Extinguishment of Debt and (Benefit) for Income Taxes	(232)	(495)	(53.1)

Reorganization items	—	37	(100.0)
Gains on early extinguishment of debt	2	—	NM

(Loss) Before (Benefit) for Income Taxes	(230)	(532)	(56.8)
(Benefit) for income taxes	(4)	(269)	(98.5)
Net (Loss)	$(226)	$(263)	(14.1)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	9	(10)	NM
Comprehensive (Loss)	$(217)	$(273)	(20.5)

Basic and Diluted (Loss) per Common Share	$(13.08)	$(18.55)	(29.5)
Basic and diluted weighted-average common shares outstanding	17.3	14.1

Dex Media, Inc.	Schedule B
Consolidated Statements of Comprehensive Loss

Reported (GAAP)

(dollars in millions, except per share amounts)

	Three Mos. Ended	Three Mos. Ended
Unaudited	9/30/14	9/30/13	% Change

Operating Revenue	$452	$392	15.3

Operating Expenses
Selling	106	113	(6.2)
Cost of service (exclusive of depreciation and amortization)	144	130	10.8
General and administrative	16	54	(70.4)
Depreciation and amortization	161	242	(33.5)
Total Operating Expenses	427	539	(20.8)

Operating Income (Loss)	25	(147)	NM
Interest expense, net	89	99	(10.1)
(Loss) Before Gains on Early Extinguishment of Debt and (Benefit) for Income Taxes	(64)	(246)	(74.0)

Gains on early extinguishment of debt	2	—	NM

(Loss) Before (Benefit) for Income Taxes	(62)	(246)	(74.8)
(Benefit) for income taxes	(3)	(111)	(97.3)
Net (Loss)	$(59)	$(135)	(56.3)

Other Comprehensive (Loss)
Adjustments for pension and other post-employment benefits, net of taxes	5	(4)	NM
Comprehensive (Loss)	$(54)	$(139)	(61.2)

Basic and Diluted (Loss) per Common Share	$(3.41)	$(7.85)	(56.6)
Basic and diluted weighted-average common shares outstanding	17.3	17.2

Dex Media, Inc.	Schedule C
Reconciliation of Non-GAAP Measures

(dollars in millions)

	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13

Net (Loss) - GAAP	$(226)	$(263)
Add/(subtract) non-operating items:
(Benefit) for income taxes	(4)	(269)
Interest expense, net	269	221
Reorganization items, (3)	—	37
Gains on early extinguishment of debt (4)	(2)	—
Operating Income (Loss)	37	(274)
Depreciation and amortization	483	524
EBITDA (non-GAAP) (1)	520	250

Adjustments and Pro Forma Items:
Adjustments for SuperMedia acquisition accounting (5)	21	366
Merger transaction costs (6)	—	36
Merger integration costs (7)	33	42
Severance (8)	—	3
Employee benefit plan amendments (9)	(42)	(38)
Asset write down (10)	3	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$535	$659

Operating Revenue - GAAP	$1,382	$1,015
SuperMedia revenue excluded from GAAP revenue (11)	30	656
Pro Forma Operating Revenue (non-GAAP)	$1,412	$1,671

Operating income (loss) margin (12)	2.7%	-27.0%
Impact of depreciation and amortization	34.9%	51.6%
EBITDA margin (non-GAAP) (13)	37.6%	24.6%
Impact of adjustments and pro forma Items	0.3%	14.8%
Adjusted Pro Forma EBITDA margin (non-GAAP) (14)	37.9%	39.4%

	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13

Net cash provided by operating activities - GAAP	$305	$250
SuperMedia operating cash flow excluded from GAAP results	—	55
Adjustment for merger transaction cash costs	—	34
Adjusted Pro Forma net cash provided by operating activities	$305	$339
Less: Additions to fixed assets and capitalized software - GAAP	(15)	(21)
Less: SuperMedia additions to fixed assets and capitalized software not included in GAAP results	—	(6)
Pro Forma addtions to fixed assets and capitalized software	(15)	(27)
Adjusted Pro Forma Free Cash Flow (15)	$290	$312

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule D
Reconciliation of Non-GAAP Measures

(dollars in millions)

Unaudited	Three Mos. Ended 9/30/14	Three Mos. Ended 9/30/13

Net (Loss) - GAAP	$(59)	$(135)
Add/(subtract) non-operating items:
(Benefit) for income taxes	(3)	(111)
Interest expense, net	89	99
Gains on early extinguishment of debt (4)	(2)	—
Operating Income (Loss)	25	(147)
Depreciation and amortization	161	242
EBITDA (non-GAAP) (1)	186	95

Adjustments and Pro Forma Items:
SuperMedia results-EBITDA impact (5)	—	104
Merger transaction costs (6)	—	2
Merger integration costs (7)	7	14
Emloyee benefit plan amendments (9)	(29)	—
Asset write down (10)	3	—
Adjusted Pro Forma EBITDA (non-GAAP) (2)	$167	$215

Operating Revenue - GAAP	$452	$392
SuperMedia revenue excluded from GAAP revenue (11)	—	140
Pro Forma Operating Revenue (non-GAAP) (2013 only)	$452	$532

Operating income (loss) margin (12)	5.5%	-37.5%
Impact of depreciation and amortization	35.7%	61.7%
EBITDA margin (non-GAAP) (13)	41.2%	24.2%
Impact of adjustments and pro forma Items	-4.3%	16.2%
Adjusted Pro Forma EBITDA margin (non-GAAP) (14)	36.9%	40.4%

Note: Please see accompanying reconciliation end notes.

Dex Media, Inc.	Schedule E
Consolidated Balance Sheets

Reported (GAAP)
(dollars in millions)

Unaudited	September 30, 2014	December 31, 2013

Assets
Current assets:
Cash and cash equivalents	$145	$156
Accounts receivable, net of allowances of $31 and $26	151	218
Deferred directory costs	161	183
Deferred tax assets	9	9
Prepaid expenses and other	19	27
Assets held for sale	12	16
Total current assets	497	609
Fixed assets and capitalized software, net	76	106
Goodwill	315	315
Intangible assets, net	941	1,381
Pension assets	60	41
Other non current assets	9	12
Total Assets	$1,898	$2,464

Liabilities and Shareholders’ Equity (Deficit)
Current liabilities:
Current maturities of long-term debt	$123	$154
Accounts payable and accrued liabilities	133	166
Accrued interest	11	20
Deferred revenue	97	126
Total current liabilities	364	466
Long-term debt	2,320	2,521
Employee benefit obligations	89	132
Deferred tax liabilities	29	28
Unrecognized tax benefits	13	19
Other liabilities	1	1

Stockholders’ equity (deficit):
Common stock, par value $.001 per share, authorized-300,000,000 shares: issued and outstanding-17,642,686 at September 30, 2014 and 17,601,520 at December 31, 2013	—	—
Additional paid-in capital	1,553	1,551
Retained (deficit)	(2,446)	(2,220)
Accumulated other comprehensive (loss)	(25)	(34)
Total shareholders’ equity (deficit)	(918)	(703)
Total Liabilities and Shareholders’ Equity (Deficit)	$1,898	$2,464

Dex Media, Inc.	Schedule F
Consolidated Statements of Cash Flows

Reported (GAAP) and Non-GAAP Financial Reconciliation - Free Cash Flow

(dollars in millions)

	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13	$ Change

Cash Flows from Operating Activities
Net (loss)	$(226)	$(263)	$37
Reconciliation of net (loss) to net cash provided by operating activities:
Depreciation and amortization	483	524	(41)
Provision for deferred income taxes	(4)	(243)	239
Provision for unrecognized tax benefits	(6)	(28)	22
Provision for bad debts	20	20	—
Non-cash interest expense	69	47	22
Stock-based compensation expense	2	4	(2)
Employee retiree benefits	(5)	(3)	(2)
Employee benefit plan amendments	(42)	—	(42)
Gains on early extinguishment of debt	(2)	—	(2)
Non-cash reorganization items	—	32	(32)
Changes in assets and liabilities:
Accounts receivable	47	218	(171)
Deferred directory costs	24	(43)	67
Other current assets	8	9	(1)
Accounts payable and accrued liabilities	(60)	(15)	(45)
Other items, net	(3)	(9)	6
Net cash provided by operating activities	305	250	55

Cash Flows from Investing Activities
Additions to fixed assets and capitalized software	(15)	(21)	6
Cash acquired in acquisition	—	154	(154)
Net cash provided by (used in) investing activities	(15)	133	(148)

Cash Flows from Financing Activities
Debt repayments	(300)	(321)	21
Debt issuance costs and other financing items, net	(1)	—	(1)
Net cash (used in) financing activities	(301)	(321)	20
Increase (decrease) in cash and cash equivalents	(11)	62	(73)
Cash and cash equivalents, beginning of year	156	172	(16)
Cash and cash equivalents, end of period	$145	$234	$(89)

Non-GAAP Financial Reconciliation - Free Cash Flow	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13	$ Change

Net cash provided by operating activities	$305	$250	$55
Less: Additions to fixed assets and capitalized software	(15)	(21)	6
Free Cash Flow	$290	$229	$61

Dex Media, Inc.	Schedule G

Metrics

Advertising Sales	Three Mos. Ended	Three Mos. Ended	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13	9/30/14	9/30/13

Print Products Sales
% Change year-over-year	(22.2)%	(19.8)%	(21.0)%	(21.5)%

Digital Sales
% Change year-over-year	10.3%	0.0%	10.9%	6.2%

Total Advertising Sales(1)
% Change year-over-year	(12.5)%	(14.6)%	(12.7)%	(15.6)%

Notes:

(1)  Advertising sales is an operating measure which represents the annual contract value of print directories published and digital contracts sold. It is important to distinguish advertising sales from revenue, which under GAAP are recognized under the deferral and amortization method. Advertising sales are a leading indicator of revenue recognition and are presented on a combined basis, including both Dex One and SuperMedia, for all periods presented.

Other Metrics	Three Mos. Ended	Three Mos. Ended	Nine Mos. Ended	Nine Mos. Ended
Unaudited	9/30/14	9/30/13	9/30/14	9/30/13

% of Revenue Sourced from Digital Solutions	30%	25%	29%	23%

	As of	As of
Unaudited	9/30/14	9/30/13

% Clients with a Digital Relationship	37%	34%

Dex Media, Inc.	Schedule H
Reconciliation of Non-GAAP Measures End Notes

(1)	EBITDA is a non-GAAP measure that represents earnings before interest, taxes, reorganization items, gains on early extinguishment of debt, depreciation and amortization.

(2)	Adjusted Pro Forma EBITDA is a non-GAAP measure that adjusts EBITDA for certain unique costs and pro forma items.

Adjusted Pro Forma results for 2014 and 2013 reflect the combination of Dex One and SuperMedia as if the transaction had been consummated prior to January 1, 2012 and reflect certain other adjustments, including adjustments to exclude the effects of purchase accounting, merger transaction and integration costs, severance, asset write downs and employee benefit plan amendments. Pro forma adjusted results do not necessarily reflect what the underlying operational or financial performance of Dex Media would have been had the Dex One / SuperMedia merger transaction been consummated prior to January 1, 2012.

(3)

Reorganization items represent charges that are directly associated with the process of reorganizing the business under Chapter 11 of the United States Bankruptcy Code. These costs include a non-cash charge of $32 million to write off the unamortized debt fair value adjustment associated with Dex One’s senior secured credit facilities in the year ended December 31, 2013.

(4)	Gains on early extinguishments of debt represents the gains associated with the purchase of a portion of the Company’s debt below par value.

(5)	This pro forma adjustment represents the historical EBITDA results of SuperMedia that as a result of acquisition accounting, were not included in the GAAP results of Dex Media.

(6)	Merger transaction costs represent costs associated with completing the merger between Dex One and SuperMedia.

(7)	Merger integration costs represent costs incurred to achieve synergies related to the merger of Dex One and SuperMedia.

(8)	Severance costs are associated with SuperMedia headcount reductions in 2013 prior to the merger.

(9)	These adjustments for 2014 and 2013 include credits to expense related to pretax gains associated with employee benefit plan amendments.

(10)	This adjustment for 2014 is related to the write down of a building.

(11)	This pro forma adjustment represents the historical revenue results of SuperMedia that as a result of acquisition accounting, was not included in the GAAP results of Dex Media.

(12)	Operating income (loss) margin is calculated by dividing operating income (loss) by operating revenue.

(13)	EBITDA margin is calculated by dividing EBITDA (non-GAAP) by GAAP operating revenue.

(14)	Adjusted Pro Forma EBITDA margin is calculated by dividing Adjusted Pro Forma EBITDA by Pro Forma operating revenue.

(15)

Adjusted Pro Forma Free Cash Flow is calculated by adding Dex Media’s cash from operations to the historical SuperMedia cash from operations less capital expenditures of Dex Media and the historical capital expenditures of SuperMedia, before operating cash flow payments for merger transaction costs. As a result of acquisition accounting, the historical results of SuperMedia prior to April 30, 2013 were not included in the GAAP operating results of Dex Media.